Exhibit 10.1

INTERNATIONAL GAME TECHNOLOGY

RETENTION PLAN

ARTICLE 1

ESTABLISHMENT, TERM, AND PURPOSE

1.1                               Establishment of the Plan.  International Game Technology, a Nevada corporation (the “Company”), hereby establishes a retention plan to be known as the “International Game Technology Retention Plan” (the “Plan”).  This Plan is adopted effective August 18, 2014 (the “Effective Date”).

1.2                               Purpose of the Plan.  This Plan is a cash bonus plan which is designed to provide for continuity in the management and operations of the Company by offering certain employees of the Company (and certain of its subsidiaries) a bonus opportunity in connection with the transactions contemplated by the Merger Agreement (as such term is defined below) on the terms and conditions set forth herein.

ARTICLE 2
DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings set forth below (such defined terms are in addition to the defined terms set forth above) unless the context clearly indicates to the contrary:

(a)                                 “Administrator” shall mean:

(1)  as to any individual who is then, or at any time on or after the Effective Date has been, a Vice President or more senior officer of the Company, the Company’s senior human resources officer, or is otherwise determined by the Board to be an “officer” of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, (or any beneficiary of any such person), the Committee; and

(2)  as to any other individual, the Company’s Chief Executive Officer or senior human resources officer.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Bonus Trigger Event” means the first to occur of (1) the time that is immediately prior to the Closing (on the Closing Date) or (2) the termination of the Merger Agreement.

(d)                                 “Closing” has the meaning given to such term in the Merger Agreement.

(e)                                  “Closing Date” has the meaning given to such term in the Merger Agreement.

(f)                                   “Code” means the United States Internal Revenue Code of 1986, as amended.

(g)                                  “Committee” means the Compensation Committee of the Board (or, in the absence of such a committee, its successor or the Board).

(h)                                 “Company” means International Game Technology, a Nevada corporation, or any successor thereto as provided in Section 9.1.

(i)                                     “Employer” means the Company or any Subsidiary, as the context may require.

(j)                                    “Merger Agreement” means that certain Agreement and Plan of Merger dated as of July 15, 2014 by and among GTECH S.p.A., a joint stock company organized under the Laws of Italy, GTECH Corporation, a Delaware corporation, Georgia Worldwide Limited, a private limited company organized under the Laws of England and Wales, Georgia Worldwide Corporation, a Nevada corporation, and the Company.

(k)                                 “Participant” means any person who is a participant in this Plan as determined in accordance with Article 3.

(l)                                     “Participation Agreement” shall mean the written instrument, in substantially the form attached hereto as Exhibit A or such other form as may be approved by the Administrator, signed by an authorized officer of the Company and delivered to a person selected to become a Participant in this Plan which sets forth the Participant’s Potential Bonus Amount.

(m)                             “Potential Bonus Amount” shall mean a cash amount, determined by the Administrator consistent with any applicable guideline(s) established by the Committee and set forth in the Participant’s Participation Agreement, which shall, if the benefit provisions and conditions of this Plan are satisfied with respect to the Participant,  be paid to the Participant as his or her Plan benefit in accordance with this Plan.

(n)                                 “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

ARTICLE 3
PARTICIPATION

3.1                               Participation.  The Administrator may, from time to time, designate in writing one or more employees of an Employer who shall be eligible to become Participants in this Plan and each such employee’s Potential Bonus Amount.  The Company shall deliver, as soon as administratively practicable after the Administrator designates an employee as eligible to become a Participant, a Participation Agreement to such employee.  If so provided by the Administrator in the applicable Participation Agreement, an employee designated by the Administrator as eligible to become a Participant shall not actually become a Participant unless he or she executes his or her Participation Agreement and returns the executed Participation Agreement to the Company within any applicable period of time prescribed by the Administrator.  Otherwise, an employee designated by the Administrator as eligible to become a Participant shall be considered a Participant at the time of his or her selection by the Administrator.

3.2                               Termination of Participation.  Unless otherwise expressly provided by the Administrator in writing as to a particular Participant, a Participant shall cease to participate in this Plan, and shall have no right to any benefit hereunder or under his or her Participation Agreement, if he or she ceases to be employed by an Employer (regardless of the reason his or her employment terminates) prior to the Bonus Trigger Event.  For purposes of this Plan, a Participant shall not be deemed to have terminated employment if his or her employment by an Employer terminates but, immediately thereafter, he or she continues as an employee of another Employer.  In addition, for this purpose, a Participant’s employment with an Employer will not be deemed to have terminated or been interrupted solely due to (1) sick leave, (2) military leave, or (3) any other leave of absence authorized by the Participant’s Employer (provided that the Participant returns to active employment with his or her Employer upon the conclusion of any such leave).  If a Participant is employed by a Subsidiary and that entity ceases to be a Subsidiary, such event shall be deemed to be a termination of employment of the Participant with an Employer for purposes of this Plan, unless the Participant otherwise continues to be employed by another Employer following such event.  For purposes of this Plan, a Participant’s date of termination of employment with an Employer shall be the date the Participant ceases to render actual services to the Employer, without regard to any statutory or common law notice of termination period.

3.3                               No Benefit Offset.  Any benefits payable under this Plan to a Participant shall not be offset or reduced by the amount of any severance benefits payable or deliverable to the Participant under any severance plan, program, or agreement of or with the Company, the Participant’s Employer, or their respective affiliates.

ARTICLE 4
BENEFITS

4.1                               Right to Benefits.  A Participant shall be entitled to receive from his or her Employer a cash lump sum amount equal to his or her Potential Bonus Amount if the Participant is continuously employed by an Employer from the Effective Date (or, if later, the date the individual is first selected as a Participant) until the Bonus Trigger Event.

4.2                               Time and Manner of Payment.  If a Participant becomes entitled to benefits hereunder, the Participant’s benefit shall be paid immediately prior to, or on or as soon as administratively practical (and in all cases not more than ten (10) business days after),  the date that such Participant becomes entitled to such benefits.  Interest shall not be payable on or with respect to any amount payable hereunder.

ARTICLE 5
TAXES

The Company and/or the Participant’s Employer, as applicable, has the right to withhold from any amount otherwise payable to a Participant under or pursuant to this Plan the amount of any income, employment, social insurance, payroll, payment on account or other taxes (the “Tax-Related Items”) that the Company or such Employer may legally be required to withhold with respect to such payment (including, without limitation, any United States Federal taxes and any other state, city, local and/or non-U.S. taxes).

Regardless of any action the Company or an Employer takes with respect to any or all such taxes, the ultimate liability for all Tax-Related Items legally due with respect to a Participant is and remains the Participant’s sole responsibility.  Neither the Company nor any Employer (a) makes any representation or undertaking regarding the treatment of any Tax-Related Items in connection with any aspect of this Plan or any bonus opportunity under this Plan or (b) makes any commitment to structure the terms of this Plan or any bonus opportunity under this Plan to reduce or eliminate a Participant’s liability for Tax-Related Items.  Further, if a Participant is or becomes subject to taxation in more than one country, the Company and the Employers may be required to withhold or account for Tax-Related Items in more than one country.

ARTICLE 6
PAYMENT OBLIGATIONS

6.1                               Liability for Payment.  Each Employer shall be liable for the payment of benefits under this Plan with respect to each Participant who is employed by that Employer immediately prior to the time that the Participant becomes entitled to benefits hereunder (or, in the case of any former employee who remains entitled to a Plan benefit following the last date that the individual is employed by an Employer, the Employer that last employed such individual).

6.2                               Payment of Obligations Absolute.  Each Employer’s obligation to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Employer may have against the Participant or anyone else.  All amounts payable by an Employer hereunder shall be paid without notice or demand.  Each and every payment made hereunder by an Employer shall be final, and the Employer shall not seek to recover all or any part of such payment from the Participant or from whomsoever may be entitled thereto, for any reasons whatsoever.

6.3                               Unsecured General Creditor.  Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company or any Employer.  No assets of the Company or any other Employer shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company or other Employer under this Plan.  Any and all of each Employer’s assets shall be, and remain, the general unpledged, unrestricted assets of the Employer.  Each Employer’s obligation under this Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future, and the rights of the Participants and their beneficiaries, heirs, successors and assigns shall be no greater than those of unsecured general creditors.  It is the intention of the Company and each other Employer that this Plan be unfunded for purposes of the Code.

6.4                               Other Benefit Plans.  Payments received by a person under this Plan shall not be deemed a part of the person’s compensation for purposes of the determination of overtime, vacation, sick leave or other benefits, or benefits under any other employee welfare or benefit plans or arrangements, if any, provided by an Employer, except where explicitly provided under the terms of such plans or arrangements or otherwise required by applicable law.

ARTICLE 7
RESOLUTION OF DISPUTES

As to any Participant employed by an Employer in the United States (or, as to any individual not then employed by an Employer, whose last employment by an Employer was in the United States), any controversy or claim arising out of or relating to this Plan or any Participation Agreement shall be settled by binding arbitration, with a single neutral arbitrator, in accordance with the rules of the American Arbitration Association relating to employment.  The proper venue for any such action is Washoe County, Nevada.  In any action to enforce this Plan or any Participation Agreement, the Participant and the Company each agree to accept service of process by mail at such party’s address as set forth in Section 10.4 below (or at any different address of which the Participant has notified the Company, or the Company has notified the Participant, as applicable, in writing).  In any action in which service is made pursuant to this paragraph, the Participant and the Company each waive any challenge to the personal jurisdiction of the American Arbitration Association.  Any judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  In reaching his or her decision, the arbitrator shall have no authority to change or modify any provision of this Plan or the applicable Participation Agreement.

ARTICLE 8
SUCCESSORS AND ASSIGNMENT

8.1                               Successors to an Employer.  Each Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Employer or of any division or subsidiary thereof (the business and/or assets of which constitute at least fifty percent (50%) of the total business and/or assets of the Employer) to expressly assume and agree to perform the Employer’s obligations under this Plan in the same manner and to the same extent that the Employer would be required to perform them if such succession had not taken place.

8.2                               Assignment by the Participant.  No Participant shall have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise, under this Plan.  Notwithstanding the foregoing, benefits which are in pay status may be subject to a court-ordered garnishment or wage assignment, or similar order, or a tax levy.  This Plan shall inure to the benefit of and be enforceable by each Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.  If a Participant dies while any amount would still be payable to him or her hereunder had he or she continued to live, all such amounts, unless otherwise provided herein, shall be paid to the Participant’s estate.

ARTICLE 9
ADMINISTRATION OF THE PLAN

9.1                               Administration - General.  The applicable Administrator shall be the administrator of this Plan as to the individuals and groups of individuals within its authority.  The Administrator may delegate ministerial duties with respect to this Plan to one or more employees of the Company.

9.2                               Powers and Duties of the Committee.  The Administrator shall enforce this Plan in accordance with its terms, shall be charged with the general administration of this Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the power and authority to do the following:

(a)                                 To determine eligibility for and participation in this Plan;

(b)                                 To construe and interpret the terms and provisions of this Plan;

(c)                                  To compute and certify to the amount and kind of benefits payable to Participants and their beneficiaries, and to determine the amount of withholding taxes to be deducted pursuant to Article 5;

(d)                                 To maintain all records that may be necessary for the administration of this Plan; and

(e)                                  To make and publish such rules for the regulation of this Plan and procedures for the administration of this Plan as are not inconsistent with the terms hereof.

9.3                               Construction and Interpretation.  The Administrator shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to each Employer and any Participant or beneficiary.

9.4                               Compensation, Expenses and Indemnity.  To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Administrator and each member thereof, the Board and each member thereof, and delegates of the Administrator who are employees of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to this Plan, other than expenses and liabilities arising out of willful misconduct.  This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

ARTICLE 10
MISCELLANEOUS

10.1                        Term of the Plan.  This Plan will commence on the Effective Date and shall continue in effect until all obligations under this Plan have been satisfied.

10.2                        Continuance of Employment; Extraordinary Compensation.  Unless otherwise expressly provided by the Administrator in writing as to a particular Participant, a Participant must be continuously employed by an Employer through the Bonus Trigger Event in order to be considered to have become vested in or to have earned his or her Plan benefit or any portion thereof.  Employment or service for only a portion of such vesting period, even if a substantial portion, will not entitle a Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 3.2.

Nothing contained in this Plan or any Participation Agreement constitutes an employment or service commitment by any Employer, affects (if applicable) a Participant’s status as an employee at will who is subject to termination without cause, confers upon a Participant any right to remain employed by or in service to any Employer, interferes in any way with the right of any Employer at any time to terminate such employment or services, or affects the right of any Employer to increase or decrease a Participant’s other compensation or benefits.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of a Participant under any written employment agreement with any Employer.

The value of any benefit and potential benefit under this Plan is an extraordinary item of compensation outside the scope of each Participant’s employment contract, if any.  As such, any such benefit is not part of normal or expected compensation for purposes of calculating any overtime, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

This Plan is discretionary in nature and limited in duration.  The grant of bonus opportunities under this Plan is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of an award in the future.  Future awards, if any, will be at the sole discretion of the Company.

10.3                        Payments on Behalf of Persons Under Incapacity.  In the event that any amount becomes payable under this Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person.  Any payment made pursuant to such determination shall constitute a full release and discharge of the Administrator and all Employers.

10.4                        Notices.  All notices, requests, demands and other communications required or permitted under this Plan or any Participation Agreement shall be in writing and shall be deemed to have been duly given and made if (1) delivered by hand, (2) otherwise delivered against receipt therefor, or (3) sent by registered or certified mail, postage prepaid, return receipt requested.  Any notice shall be duly addressed to the parties as follows:

If to the Company:

International Game Technology

6355 South Buffalo Drive

Las Vegas, Nevada 89113

Attn: General Counsel

If to a Participant, to the Participant’s last address on the records of the Employer that last employed the Participant.

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the foregoing provisions.  Any communication shall be effective when delivered by hand, when otherwise delivered against receipt therefor, or five (5) business days after being mailed in accordance with the foregoing.

10.5                        Gender and Number.  Except where otherwise indicated by the context, in the construction of this Plan and any Participation Agreement any masculine term used shall also include the feminine, the feminine shall include the masculine, the plural shall include the singular, and the singular shall include the plural.

10.6                        Severability.  To the extent any provision of this Plan or any Participation Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom or therefrom, as the case may be, and the remainder of such provision and of this Plan or the Participation Agreement, as the case may be, shall be unaffected and shall continue in full force and effect.

10.7                        Modification.  The Committee or the Board may from time to time amend this Plan; provided, however, that (except as provided below) any such amendment that would materially and adversely affect a Participant’s bonus or bonus opportunity under this Plan shall not be effective as to that Participant without the Participant’s consent.  The Committee, the Board or the Administrator may from time to time amend any Participation Agreement; provided, however, that (except as provided below) any such amendment that would materially and adversely affect a Participant’s bonus or bonus opportunity under this Plan shall not be effective as to that Participant without the Participant’s consent.  The Committee or the Board may from time to time amend or terminate this Plan or any Participation Agreement, without the consent of any Participant, to the extent that the Committee or the Board determines that such action is necessary or advisable to comply with applicable law, rule or regulation or the Merger Agreement.

10.8                        Waiver.  No term or condition of this Plan or any Participation Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Plan or any Participation Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought.  Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

10.9                        Construction.  This Plan and the Participation Agreements shall be construed to comply with, and avoid any tax, interest or penalty under, Section 409A of the Code.

10.10                 Applicable Law.  This Plan, each Participation Agreement, and all rights and obligations hereunder or thereunder, as the case may be, including, without limitation, matters of construction, validity and performance, is made under and shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to principles of conflict of laws.

10.11                 Entire Agreement.  As to a particular Participant, the Participant’s Participation Agreement and this Plan together embody the entire agreement regarding the Participant’s bonus opportunity under this Plan, and such Participation Agreement and this Plan supersede all prior and contemporaneous agreements that directly or indirectly bear upon the subject matter hereof as to that Participant, including any letters, correspondence and prior agreements regarding employment, whether executed or not.  As to a particular Participant, any negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof that pre-date or are concurrent with the Participant’s Participation Agreement shall be deemed to have been merged into this Plan and such Participation Agreement, and to the extent inconsistent with this Plan and such Participation Agreement, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect with respect to the Participant’s bonus opportunity under this Plan.  Without limiting the generality of the foregoing, a Participant will not be entitled to a Plan benefit if the Participant’s employment by the Company (or one of its successors or subsidiaries) terminates for any reason (whether voluntarily or involuntarily) before the applicable determined under Sections 3.2 and 4.1 above, even if the Participant is entitled to severance benefits in connection with such termination of employment pursuant to an employment, transition, severance or other agreement with the Company or any of its affiliates (unless otherwise expressly provided by the Administrator in the Participant’s Participation Agreement or by amendment thereto adopted after the individual was selected as a Participant).  In the event of any discrepancy or inconsistency between a Participation Agreement and this Plan document, this Plan document controls.  Photographic copies of any Participation Agreement (once executed) may be used in lieu of the originals for any purpose.

10.12                 Headings.  The section headings of, and titles of paragraphs and subparagraphs contained in, this Plan and any Participation Agreement are for the purpose of convenience only, and they neither form a part of this Plan or the Participation Agreement, as the case may be, nor are they to be used in the construction or interpretation hereof or thereof.

10.13                 Country-Specific Addenda.  Notwithstanding any provision of this Plan to the contrary, this Plan and a Participant’s Participation Agreement shall be subject to any special terms and conditions for the Participant’s country of residence (and country of employment, if different) as are forth in an addendum related to this Plan (the “Addendum”).  Further, if the Participant transfers residency and/or employment to another country reflected in an Addendum to this Plan, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations, or to facilitate the operation and administration of this Plan and the Participant’s bonus opportunity under this Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer).  Any Addendum applicable to a Participant in accordance with the foregoing provisions of this Section 10.13 shall constitute part of this Plan and the Participation Agreement as to that Participant.

10.14                 Electronic Delivery.  The Company may, in its sole discretion, deliver any documents related to this Plan and/or a Participant’s bonus opportunity under this Plan by electronic means.  In accepting the Participation Agreement, each Participant shall be deemed to consent to receive such documents by electronic delivery and, if applicable, participate in this Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

10.15                 Cooperation; Compliance with Personal Obligations.  As a condition of any Participant’s cash bonus opportunity granted under this Plan, each Participant agrees to (a) take any and all actions, and consents to any and all actions taken by the Company and/or the Participant’s Employer, as may be required to allow the Company and/or the Employer to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different), and (b) take any and all actions that may be required to comply with the Participant’s personal legal, regulatory and tax obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different).  However, regardless of any action the Company or an Employer takes with respect to a Participant’s personal legal, regulatory and tax obligations, the ultimate liability for such items is and remains the Participant’s sole responsibility.  Neither the Company nor any Employer (a) makes any representation or undertaking regarding the compliance of this Plan or any bonus opportunity under this Plan with any Participant’s personal legal, regulatory or tax obligations, or (b) makes any commitment to structure the terms of this Plan or any bonus opportunity under this Plan to reduce or eliminate any such obligations of a Participant.

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EXHIBIT A

INTERNATIONAL GAME TECHNOLOGY

RETENTION PLAN PARTICIPATION AGREEMENT

                                                 , 2014

Dear                                ,

As you know, IGT entered into a definitive merger agreement with GTECH on July 15, 2014. To show our appreciation for your continued commitment to success, to encourage retention, and to celebrate this important milestone for our company, I’m pleased to inform you that you have been selected to participate in the IGT Retention Plan (the “Retention Plan”)! [This cash award will replace our annual stock distribution cycle for December 2014 as we minimize usage of the IGT share pool during the next several months.]

Provided you remain continuously employed by IGT or one of our subsidiaries until the earlier of (1) the closing of the transaction contemplated by our merger agreement with GTECH or (2) the termination of the merger agreement, you will receive a cash bonus of              [specify Potential Bonus Amount in US Dollars or applicable local currency amounts], subject to applicable withholding(s).  This Participation Agreement, and your bonus opportunity, are subject to all of the terms and conditions of the Retention Plan document, which is incorporated into (made a part of) this Participation Agreement by this reference and is available on the IGT employee intranet at [insert link to Plan document].

With deep admiration of your hard work and with the knowledge that I will be striving with you for even greater achievements as we begin this next exciting chapter of IGT’s remarkable story, I look forward to your same inspiring enthusiasm that has made IGT great. Should you have any questions regarding your participation in the Retention Plan you may contact                              at (      )                       .

Patti Hart, CEO

ACCEPTED AND AGREED:

Signature

Print Name

Please note that your participation in the Retention Plan is subject to the condition that you respond via the “Accept” or “Decline” buttons at the top of this email, and/or by signing this Participation Agreement and returning it to IGT, care of                                   , in either case so it is received not later than October 1, 2014. By accepting this Participation Agreement you agree that you have had the opportunity to read the Retention Plan document and Annex A to the Retention Plan (incorporated into this Participation Agreement by this reference), and you agree to all of the terms and conditions of the Retention Plan document, Annex A to the Retention Plan, and this Participation Agreement. Click “Decline” only if you decline this bonus opportunity and participation in the Retention Plan.  If you fail to properly accept this Participation Agreement by the October 1, 2014 deadline, your bonus opportunity and participation in the Plan shall be null and void.

Nothing contained in this Plan or Participation Agreement constitutes an employment or service commitment by IGT, affects existing terms and conditions of employment or employment agreements (if applicable), affects (if applicable) a Participant’s status as an employee “at will” who is subject to termination without cause, or confers upon a Participant any right to remain employed by or in service to IGT.

ANNEX A

INTERNATIONAL GAME TECHNOLOGY

RETENTION PLAN REPRESENTATIONS FOR PARTICIPATION AGREEMENT

By a Participant accepting the Participant’s Participation Agreement, the Participant acknowledges and agrees as follows (capitalized terms used herein are used as defined in the International Game Technology Retention Plan (the “Plan”)):

•                  The Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time.  The grant of the cash bonus opportunity and any amount that is paid to the Participant under the Plan is a one-time benefit and does not create any contractual or other right to receive an award or alternative benefits in the future.  Future awards, if any, will be at the sole discretion of the Company.

•                  The cash bonus opportunity and any amount that is paid to the Participant is an extraordinary item of compensation outside the scope of any employment contract the Participant may have with the Participant’s Employer.  As such, the cash bonus opportunity and any amount that is paid to the Participant is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

•                  It is the Participant’s express intent that the Participant’s Participation Agreement and all other documents, notices and legal proceedings entered into, given or instituted pursuant to such Participation Agreement and the Plan, be prepared in English.  If the Participant’s Participation Agreement or any other documents related to the Participant’s participation in the Plan are translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

•                  The Participant: (a) has reviewed the Plan and the Participant’s Participation Agreement; (b) has had an opportunity to obtain appropriate advice; and (c) fully understands the provisions of the Plan and the Participant’s Participation Agreement.

•                  The provisions of the Plan and the Participant’s Participation Agreement govern the Participant’s participation in the Plan.

•                 All decisions or interpretations of the Administrator upon any questions arising under the Plan and the Participant’s Participation Agreement are final, conclusive and binding.

* * *

Nothing contained in this Plan or Participation Agreement constitutes an employment or service commitment by IGT, affects existing terms and conditions of employment or employment agreements (if applicable), affects (if applicable) a Participant’s status as an employee “at will” who is subject to termination without cause, or confers upon a Participant any right to remain employed by or in service to IGT.

INTERNATIONAL GAME TECHNOLOGY

RETENTION PLAN

ADDENDUM

CHINA

In addition to the terms of the International Game Technology Retention Plan (the “Plan”) and the Participant’s Participation Agreement thereunder, this Addendum includes additional Plan terms and conditions applicable to Participants who are employed by an Employer in the People’s Republic of China (“PRC”, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan).  All defined terms used in this Addendum have the same meaning as set forth in the Plan or the Participant’s Participation Agreement, as applicable.

Claims.  As to any such Participant, any controversy or claim arising out of or relating to the Plan or any Participation Agreement shall be litigated in a people’s court in PRC with competent jurisdiction.

Cash Bonus for Retention Purposes Only.  Any such Participant also acknowledges and agrees that the cash bonus opportunity granted by the Company and any amount paid by the Employer is for retention purposes only and does not constitute variable income or part of the Participant’s normal compensation or salary.

* * *

INTERNATIONAL GAME TECHNOLOGY

RETENTION PLAN

ADDENDUM

MEXICO

In addition to the terms of the International Game Technology Retention Plan (the “Plan”) and the Participant’s Participation Agreement thereunder, this Addendum includes additional Plan terms and conditions applicable to Participants who are employed by an Employer in Mexico.  All defined terms used in this Addendum have the same meaning as set forth in the Plan or the Participant’s Participation Agreement, as applicable.  As a condition of participation of any such Participant, the Participant must agree to the following in writing and return his or her executed acknowledgement (in a form and manner prescribed by the Company) to the Company:

No Entitlement or Claims for Compensation/Policy Statement.  In accepting the cash bonus opportunity and any amount paid pursuant to such opportunity, the Participant acknowledges and agrees that the Company is solely responsible for the administration of the Plan and that participation in the Plan has been granted to the Participant by virtue of the commercial relationship between the Company and the Participant’s Employer in Mexico.  Based upon the foregoing, the Participant further acknowledges and agrees that participation in the Plan (a) does not create any express or implied employment relationship between the Participant and the Company, (b) does not create any rights or duties between the Participant and the Participant’s Employer in Mexico, (c) does not form part of the employment conditions and/or benefits provided by the Participant’s Employer in Mexico, and (d) any amendment, modification or termination of the Plan by the Company shall not constitute a change or impairment of the terms and conditions of employment with the Participant’s Employer in Mexico.  Finally, the Participant acknowledges and agrees that the Participant does not reserve any action or right to bring any claim against the Company or the Participant’s Employer in Mexico for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and hereby grants a full and complete release to the Company, the Participant’s Employer in Mexico, and their shareholders, officers, agents or legal representatives with respect to any claim that may arise.

BY SIGNING BELOW, THE PARTICIPANT ACKNOWLEDGES, UNDERSTANDS AND AGREES TO THE PROVISIONS OF THE PLAN, THE PARTICIPATION AGREEMENT AND THIS ADDENDUM.

Signature

Printed Name

Date

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INTERNATIONAL GAME TECHNOLOGY

RETENTION PLAN

ADDENDUM

NETHERLANDS

In addition to the terms of the International Game Technology Retention Plan (the “Plan”) and the Participant’s Participation Agreement thereunder, this Addendum includes additional Plan terms and conditions applicable to Participants who are employed by an Employer in the Netherlands.  All defined terms used in this Addendum have the same meaning as set forth in the Plan or the Participant’s Participation Agreement, as applicable.

Waiver of Termination Rights.  As a condition to participation in the Plan, each such Participant expressly waives any and all rights to compensation or damages resulting from the termination of the Participant’s employment with the Employer for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of benefits or entitlements under the Plan, or (b) the Participant ceasing to have rights under, or ceasing to be entitled to benefits under the Plan as a result of such termination.

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INTERNATIONAL GAME TECHNOLOGY

RETENTION PLAN

ADDENDUM

UNITED KINGDOM

In addition to the terms of the International Game Technology Retention Plan (the “Plan”) and the Participant’s Participation Agreement thereunder, this Addendum includes additional Plan terms and conditions applicable to Participants who are employed by an Employer in the United Kingdom.  All defined terms used in this Addendum have the same meaning as set forth in the Plan or the Participant’s Participation Agreement, as applicable.

Waiver of Termination Rights; Exclusion of Claims.  As a condition to participation in the Plan, each such Participant expressly waives any and all rights to compensation or damages resulting from the termination of the Participant’s employment with the Employer for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of benefits or entitlements under the Plan, or (b) the Participant ceasing to have rights under, or ceasing to be entitled to benefits under the Plan as a result of such termination.

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